UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2019

Marin Software Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35838	20-4647180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 27th Floor San Francisco, California 94105		94105
(Address of Principal Executive Offices)		(Zip Code)

(415) 399-2580

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MRIN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 21, 2019, Marin Software Incorporated, a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with SharpSpring, Inc., a Delaware corporation (“Buyer”). Pursuant to the terms and conditions set forth in the Purchase Agreement, the Company sold the assets used in the Company’s business unit providing small-to-medium business-focused display retargeting software products and services under the “Perfect Audience” brand name (the “Perfect Audience Business”) for approximately $4.6 million in cash and the assumption of certain specified liabilities (the “Purchase Price”, and such transaction, the “Asset Sale”). The Asset Sale was consummated contemporaneously with execution of the Purchase Agreement on November 21, 2019 (the “Closing”). Upon the consummation of the Asset Sale, the Company ceased to operate the Perfect Audience Business.

The Purchase Agreement contains customary covenants of the Company, including, among other things, an agreement by the Company and its affiliates for a period of one year following the Closing to refrain from (a) soliciting for employment or hiring any transferred employee of the Perfect Audience Business (subject to customary exceptions for general solicitations) and (b) soliciting or enticing any customer of the Perfect Audience Business as of immediately prior to the Closing to purchase products or services from the Company or such affiliate that are directly competitive with the Perfect Audience Business (subject to customary exceptions). The Purchase Agreement contains customary representations and warranties of each of the Company and Buyer. Pursuant to the Purchase Agreement, following the Closing, (i) Buyer has agreed to indemnify the Company and its affiliates for any losses arising from the specified liabilities assumed by Buyer in connection with the Asset Sale and (ii) the Company has agreed to indemnify Buyer and its affiliates for any losses arising from a breach of or inaccuracy in certain specified representations and warranties of the Company contained in the Purchase Agreement and any liabilities relating to the Company’s business or the Perfect Audience Business not specifically assumed by Buyer in connection with the Asset Sale.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Purchase Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants contained in the Purchase Agreement are subject to qualifications and limitations agreed to by the respective parties, including information contained in confidential schedules exchanged between the parties, were made only for the purposes of such the Purchase Agreement and as of specified dates and were solely for the benefit of the parties to the Purchase Agreement. A number of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts and may be subject to a contractual standard of materiality different from what might be viewed as material to investors. Investors are not third-party beneficiaries under the Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the transferred assets, the Perfect Audience Business, the Company or any of its subsidiaries or affiliates.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth above in Item 1.01 of this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On November 21, 2019, the Company issued a press release announcing the Company’s entry into the Purchase Agreement and updating its guidance for the quarter ending December 31, 2019.

The press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 shall not be incorporated by reference into any registration statement or other document filed by the Company with the Securities and Exchange Commission, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Asset Purchase Agreement by and among Marin Software Incorporated and SharpSpring, Inc., dated November 21, 2019.

99.2	Press release issued by Marin Software Incorporated dated November 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Marin Software Incorporated

Date: November 21, 2019	By:	/s/ Bradley W. Kinnish
Bradley W. Kinnish
Chief Financial Officer

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